UNITED STATES
SECURITES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: August 5, 2011
(Date of earliest reported)

Multiband Corporation
(Exact name of registrant as specified in its chapter)

Commission File Number: 13529

Minnesota	41-1255001
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

9449 Science Center Drive, New Hope, Minnesota 55428
(Address of principal executive offices, including zip code)

(763) 504-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01: Regulation FD Disclosure

On June 8, 2011, Multiband Corporation (the Company) received a letter from UniTek Global Services (“UniTek”) pursuant to which UniTek proposed, in a non-binding offer, to acquire the outstanding capital stock of the Company at approximately $4.50 per share, on an as-converted basis. UniTek’s offer was in the form of cash and stock, with between $1.25 and $1.85 per share in cash and the remainder in UniTek common stock. The offer was unsolicited and the Company is not for sale.

At that time, Multiband’s board of directors, after due consideration, rejected the Unitek offer due to, in part, the inadequacy of the offer’s consideration, and the financial condition and operating history of Unitek.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTIBAND CORPORATION

August 5, 2011	By:	/s/ James L. Mandel
Chief Executive Officer

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